Form of Letter to Clients of Brokers, Dealers,
              Commercial Banks, Trust Companies and Other Nominees
                         Regarding the Amended Offer by

                        JARDINE FLEMING INDIA FUND, INC.

          To Purchase for Cash 3,036,836 of Its Issued and Outstanding
                   Shares at 95% of Net Asset Value Per Share

To Our Clients:

      Pursuant to your request, enclosed for your consideration are the Offer to Purchase dated September 14, 2000 of Jardine Fleming India Fund, Inc. (the "Fund"), the Supplement dated September 25, 2000 and the related Letter of Transmittal pursuant to which the Fund is offering to purchase 3,036,836 shares of its issued and outstanding common stock, par value $0.001 per share (the "Shares"), for cash at a price equal to 95% of their net asset value ("NAV") per Share determined as of the close of the regular trading session of the New York Stock Exchange ("NYSE") on the Expiration Date, upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 14, 2000, the Supplement dated September 25, 2000, and the related Letter of Transmittal (which together with any additional amendments or supplements thereto collectively constitute the "Offer"). THE OFFER EXPIRES AT MIDNIGHT NEW YORK TIME ON OCTOBER 12, 2000, UNLESS EXTENDED (THE "EXPIRATION DATE").

      The Offer to Purchase, Supplement and Letter of Transmittal are being forwarded to you as the beneficial owner of Shares held by us for your account but not registered in your name. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Shares we hold for your account. A tender of such Shares can be made only by us as the holder of record and only pursuant to your instructions.

      Your attention is called to the following:

            1. Unless extended, the Offer and withdrawal rights expire at midnight New York Time on October 12, 2000.

            2. The Offer is subject to certain conditions set forth in the Offer to Purchase. Under certain circumstances, the Fund will not be required to accept for payment, purchase or pay for any Shares tendered, and the Fund may also amend, extend or terminate the Offer.

            3. As provided in the Supplement, the Fund has amended the Offer to Purchase, increasing the number of Shares the Fund is seeking to purchase from 2,508,022 Shares to 3,036,836 Shares. In addition, the day as of when the purchase price is to be calculated from the Fund's NAV per Share has been changed from the day after the Expiration Date to the Expiration Date itself. The Expiration Date has not been changed.

            4. If more than 3,036,836 Shares are duly tendered (and not timely withdrawn), the Fund will purchase Shares from tendering shareholders, in accordance with the terms and subject to the conditions specified in the Offer to Purchase, on a pro rata basis (disregarding fractions) in accordance with the number of Shares duly tendered by each shareholder during the period the Offer is open (and not timely withdrawn), unless the Fund determines not to purchase any Shares.

      IF YOU WISH TO HAVE US TENDER YOUR SHARES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM ON THE REVERSE SIDE HEREOF. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION OF THE OFFER. THE OFFER EXPIRES AT MIDNIGHT NEW YORK TIME ON OCTOBER 12, 2000, UNLESS EXTENDED.

      The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the Offer or its acceptance would violate the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Fund by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

                                        Very truly yours,

                       Instructions Regarding the Offer by

                        JARDINE FLEMING INDIA FUND, INC.

                              To Purchase for Cash
                 3,036,836 of Its Issued and Outstanding Shares
                     at 95% of the Net Asset Value Per Share

      THIS FORM IS NOT TO BE USED TO TENDER SHARES DIRECTLY TO THE DEPOSITARY. IF YOU WISH TO TENDER SHARES IN THE OFFER, IT SHOULD BE SENT TO YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE IF THAT FIRM IS THE HOLDER OF RECORD OF YOUR SHARES AND WILL BE EFFECTING THE TENDER ON YOUR BEHALF.

      DO NOT COMPLETE THIS FORM IF YOU HAVE DECIDED NOT TO TENDER YOUR SHARES.

      The undersigned acknowledge(s) receipt of your letter and the accompanying Offer to Purchase dated September 14, 2000, the Supplement dated September 25, 2000 and the related Letter of Transmittal (which together with any additional amendments or supplements thereto collectively constitute the "Offer") in connection with the Offer by Jardine Fleming India Fund Inc. (the "Fund") to purchase 3,036,836 shares of its issued and outstanding common stock, par value $0.001 per share (the "Shares"), at 95% of the net asset value per Share as of the close of the regular trading session of the New York Stock Exchange on the Expiration Date (as defined in the Offer to Purchase), on the terms and subject to the conditions of the Offer.

      The undersigned hereby instructs you to tender to the Fund all Shares that are held by you for the account of the undersigned, including all uncertificated Shares that may be held for the account of the undersigned by the Fund's transfer agent pursuant to the Fund's Dividend Reinvestment Plan, upon the terms and subject to the conditions of the Offer.

      The undersigned hereby represents and warrants that: (i) the undersigned has a "net long position" in all Shares being tendered pursuant to the offer within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended; and (ii) the tender of such Shares complies with Rule 14e-4.

                     (Please Print Except for Signature(s)):

________________________________________________________________________________
                                 Account Number:

________________________________________________________________________________
           Name(s) and Tax Identification or Social Security Number(s)
                            of Beneficial Owner(s):

________________________________________________________________________________
                                    Address:

________________________________________________________________________________
                   Telephone Number(s) including Area Code(s):

________________________________________________________________________________
                         (Signature of beneficial owner)

________________________________________________________________________________
               (Signature of additional beneficial owner, if any)